Exhibit 99.1

Cloudflare Announces Third Quarter Financial Results

•Q3 revenue grew 48% year-over-year to $73.9 million
•Q3 GAAP gross margin of 78.3%, representing an increase of 70 basis points year-over-year; Non-GAAP gross-margin of 78.9%, representing an increase of 92 basis points year-over-year
•Raised net proceeds of $565 million in Initial Public Offering

San Francisco, CA, November 7, 2019 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its third quarter ended September 30, 2019.

“In our first quarter as a public company, we delivered 48% year-over-year revenue growth, and a solid non-GAAP gross margin of 79%,” said Matthew Prince, co-founder and CEO of Cloudflare. “Cloudflare’s Initial Public Offering was an important milestone for the company, and we are proud of the fact that we have always been good stewards of capital, running Cloudflare like a public company even in its earliest days. Our highly-efficient business model creates a sustainable economic moat that we believe will seize the shift from on-premise hardware to cloud-based solutions.”

Q3 2019 Financial Highlights

•Revenue: Cloudflare achieved quarterly revenue of $73.9 million in its third quarter 2019, representing 48% percent year-over-year growth.
•Gross Profit: GAAP gross profit was $57.9 million, or 78.3% gross margin, compared to $38.9 million, or 77.6% gross margin in the third quarter of 2018. Non-GAAP gross profit was $58.3 million, or 78.9% gross margin, compared to $39.0 million, or 78.0% in the third quarter of 2018.
•Operating Loss: GAAP loss from operations was $41.1 million, or 55.6% of total revenue, compared to $36.5 million in the third quarter of 2018, or 72.8% of total revenue. Non-GAAP loss from operations was $18.1 million, or 24.5% of total revenue, compared to $11.9 million of the third quarter of 2018, or 23.7% of total revenue.
•Net Loss: GAAP net loss was $40.9 million, compared to $38.0 million in the third quarter of 2018. Non-GAAP net loss was $18.5 million, compared to $13.4 million in the third quarter of 2018. GAAP net loss per share was $0.35, compared to $0.47 for the third quarter of 2018. Non-GAAP net loss per share was $0.16 in both the third quarter of 2019 and 2018.
•Cash Flow: Net cash flow from operations was negative $17.8 million, compared to negative $14.0 million for the third quarter of 2018. Free cash flow was negative $33.6 million, or 45% of total revenue, compared to negative $22.1 million, or 44% of total revenue, in the third quarter of 2018.
•Cash, cash equivalents, and marketable securities were $645.1 million as of September 30, 2019.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Q4 2019 and FY2019 Financial Outlook

For the fourth quarter of 2019, we expect:

•Total revenue of $78.5 to $79.5 million
•Non-GAAP loss from operations of $21.0 to $22.0 million
•Non-GAAP net loss per share of $0.06 to $0.07, utilizing weighted average common shares outstanding of approximately 295 million

For the full year 2019, we expect:

•Total revenue of $281.5 to $282.5 million
•Non-GAAP loss from operations of $74.0 to $75.0 million
•Non-GAAP net loss per share of $0.49 to $0.50, utilizing weighted average common shares outstanding of approximately 146 million

Conference Call Information

Cloudflare will host a conference call for analysts and investors to discuss its third quarter 2019 earnings results and outlook for its fourth quarter today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (866) 211-4146 or (647) 689-6734 (Int’l) and using the conference ID 3762307.

A live webcast of the conference call will be accessible from the investor relations website at cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will be available following the call for 30 days.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, and Twitter account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net loss from operations and net loss per share, shares outstanding, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and CFO. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers; our ability to retain and upgrade paying customers and convert free customers to paying customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our final prospectus dated September 12, 2019, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare is on a mission to help build a better Internet. Cloudflare’s platform protects and accelerates any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World's Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Washington, D.C., Lisbon, London, Munich, Beijing, Singapore, and Sydney.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$73,941	$50,070	$203,092	$137,175
Cost of revenue(1)(2)	16,033	11,209	45,225	30,581
Gross profit	57,908	38,861	157,867	106,594
Operating expenses:
Sales and marketing(1)	45,538	24,462	112,191	66,206
Research and development(1)	27,863	14,827	64,380	39,113
General and administrative(1)	25,593	36,040	59,300	69,081
Total operating expenses	98,994	75,329	235,871	174,400
Loss from operations	(41,086)	(36,468)	(78,004)	(67,806)
Non-operating income (expense):
Interest income	1,079	387	2,822	847
Interest expense	(407)	(251)	(970)	(726)
Other expense, net	(651)	(1,240)	(1,030)	(1,903)
Total non-operating income (expense), net	21	(1,104)	822	(1,782)
Loss before income taxes	(41,065)	(37,572)	(77,182)	(69,588)
Provision for (benefit from) income taxes	(212)	417	491	889
Net loss	$(40,853)	$(37,989)	$(77,673)	$(70,477)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.47)	$(0.81)	$(0.88)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,056	81,579	96,393	79,755

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2019	2018	2019	2018
Cost of revenue	$397	$37	$463	$87
Sales and marketing	4,880	290	5,434	678
Research and development	7,801	461	8,624	1,078
General and administrative	9,833	23,648	10,491	24,442
Total stock-based compensation expense	$22,911	$24,436	$25,012	$26,285

(2) Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue	$31	$147	$94	$409
Total amortization of acquired intangible assets	$31	$147	$94	$409

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$501,706	$25,055
Marketable securities	143,399	135,602
Accounts receivable, net	32,205	25,155
Contract assets	1,470	1,552
Prepaid expenses and other current assets	16,898	9,373
Total current assets	695,678	196,737
Long-term investments	16,169	—
Property and equipment, net	92,485	73,210
Goodwill	4,083	4,083
Acquired intangible assets, net	62	156
Deferred contract acquisition costs, noncurrent	21,141	15,940
Restricted cash	6,660	6,371
Other noncurrent assets	3,569	1,883
Total assets	$839,847	$298,380
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,517	$14,285
Accrued expenses and other current liabilities	23,121	15,699
Note payable, current portion	37	255
Liability for early exercise of unvested stock options	14,629	14,323
Deferred revenue	29,835	16,817
Total current liabilities	77,139	61,379
Build-to-suit lease financing obligation	10,501	10,443
Deferred revenue, noncurrent	816	220
Redeemable convertible preferred stock warrant liability	—	1,618
Other noncurrent liabilities	10,993	6,704
Total liabilities	99,449	80,364
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock; $0.001 par value; 168,108,000 and 168,108,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively; zero and 165,658,000 shares issued and outstanding with aggregate liquidation preference of zero and $332,041,000 as of September 30, 2019 and December 31, 2018, respectively	—	331,521
Stockholders’ Equity (Deficit)
Class A common stock; $0.001 par value; 2,250,000,000 and 550,000,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively; 86,839,000 and zero shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	87	—
Class B common stock; $0.001 par value; 315,000,000 and 300,000,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively; 213,308,000 and 91,542,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	207	85
Additional paid-in capital	1,013,582	82,345
Accumulated deficit	(273,551)	(195,878)
Accumulated other comprehensive income (loss)	73	(57)
Total stockholders’ equity (deficit)	740,398	(113,505)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$839,847	$298,380

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018

Cash Flows From Operating Activities
Net loss	$(77,673)	$(70,477)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	20,923	13,397
Amortization of deferred contract acquisition costs	7,722	4,990
Stock-based compensation expense	25,012	26,285
Net accretion of discounts and amortization of premiums on available-for-sale securities	(1,137)	(78)
Deferred income taxes	—	7
Provision for bad debt	861	909
Change in fair value of redeemable convertible preferred stock warrant liability	1,517	1,187
Other	27	62
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(7,911)	(15,269)
Contract assets	82	2,344
Deferred contract acquisition costs	(12,923)	(8,639)
Prepaid expenses and other current assets	(7,525)	(3,293)
Other noncurrent assets	(1,686)	(228)
Accounts payable	(994)	5,037
Accrued expenses and other current liabilities	5,652	5,065
Deferred revenue	13,614	5,263
Liability for early exercise of unvested stock options	—	19
Other noncurrent liabilities	4,096	2,408
Net cash used in operating activities	(30,343)	(31,011)
Cash Flows From Investing Activities
Purchases of property and equipment	(30,981)	(12,507)
Capitalized internal-use software	(11,332)	(5,645)
Purchases of available-for-sale securities	(157,075)	(87,115)
Sales of available-for-sale securities	1,978	—
Maturities of available-for-sale securities	132,398	42,955
Other investing activities	30	42
Net cash used in investing activities	(64,982)	(62,270)
Cash Flows From Financing Activities
Proceeds from issuance of preferred stock, net of issuance costs	—	149,975
Proceeds from initial public offering, net of underwriting discounts and commissions	570,544	—
Proceeds from the exercise of stock options	2,899	4,317
Proceeds from the early exercise of stock options	2,871	14,525
Repurchases of unvested common stock	(155)	(48)
Payments on note payable	(218)	(266)
Proceeds from build-to-suit lease financing obligation drawdown	58	107
Payments of deferred offering costs	(3,734)	—
Net cash provided by financing activities	572,265	168,610
Net increase in cash, cash equivalents, and restricted cash	476,940	75,329
Cash, cash equivalents, and restricted cash, beginning of period	31,426	26,881
Cash, cash equivalents, and restricted cash, end of period	$508,366	$102,210

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Reconciliation of gross profit:
GAAP gross profit	$57,908	$38,861	$157,867	$106,594
Add: Stock-based compensation expense	397	37	463	87
Add: Amortization of acquired intangible assets	31	147	94	409
Non-GAAP gross profit	$58,336	$39,045	$158,424	$107,090
Non-GAAP gross margin	78.9%	78.0%	78.0%	78.1%

Reconciliation of operating expenses:
GAAP sales and marketing	$45,538	$24,462	$112,191	$66,206
Less: Stock-based compensation expense	(4,880)	(290)	(5,434)	(678)
Non-GAAP sales and marketing	$40,658	$24,172	$106,757	$65,528

GAAP research and development	$27,863	$14,827	$64,380	$39,113
Less: Stock-based compensation expense	(7,801)	(461)	(8,624)	(1,078)
Non-GAAP research and development	$20,062	$14,366	$55,756	$38,035

GAAP general and administrative	$25,593	$36,040	$59,300	$69,081
Less: Stock-based compensation expense	(9,833)	(23,648)	(10,491)	(24,442)
Non-GAAP general and administrative	$15,760	$12,392	$48,809	$44,639

Reconciliation of loss from operations:
Loss from operations	$(41,086)	$(36,468)	$(78,004)	$(67,806)
Add: Stock-based compensation expense	22,911	24,436	25,012	26,285
Add: Amortization of acquired intangible assets	31	147	94	409
Non-GAAP loss from operations	$(18,144)	$(11,885)	$(52,898)	$(41,112)
Non-GAAP operating margin	(24.5)%	(23.7)%	(26.0)%	(30.0)%

Reconciliation of net loss and net loss per share:
GAAP net loss attributable to common stockholders	$(40,853)	$(37,989)	$(77,673)	$(70,477)
Add: Stock-based compensation expense	22,911	24,436	25,012	26,285
Add: Amortization of acquired intangible assets	31	147	94	409
Less: Provision for (benefit from) income taxes	568	9	564	25
Non-GAAP net loss	$(18,479)	$(13,415)	$(53,131)	$(43,808)

GAAP net loss per share	$(0.35)	$(0.47)	$(0.81)	$(0.88)
Add: Stock-based compensation expense	0.19	0.30	0.26	0.33
Add: Amortization of acquired intangible assets	0.00	0.00	0.00	0.01
Less: Provision for (benefit from) income taxes	0.00	0.00	0.01	0.00
Non-GAAP net loss per share(1)	$(0.16)	$(0.16)	$(0.55)	$(0.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,056	81,579	96,393	79,755
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Free cash flow
Net cash provided by (used in) operating activities	$(17,786)	$(13,912)	$(30,343)	$(31,011)
Less: Purchases of property and equipment	(11,991)	(6,200)	(30,981)	(12,507)
Less: Capitalized internal-use software	(3,861)	(2,029)	(11,332)	(5,645)
Free cash flow	$(33,638)	$(22,141)	$(72,656)	$(49,163)
Net cash provided by (used in) investing activities	$(92,829)	$(77,874)	$(64,982)	$(62,270)
Net cash provided by (used in) financing activities	$570,216	$165,447	$572,265	$168,610
Net cash provided by (used in) operating activities (percentage of revenue)	(24)%	(28)%	(15)%	(23)%
Less: Purchases of property and equipment (percentage of revenue)	(16)%	(12)%	(15)%	(9)%
Less: Capitalized internal-use software (percentage of revenue)	(5)%	(4)%	(6)%	(4)%
Free cash flow margin	(45)%	(44)%	(36)%	(36)%

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation expense, amortization of acquired intangible assets, and a non-GAAP provision for (benefit from) income taxes. The difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and amortization of intangibles associated with business combinations. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that these measures do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.